Exhibit 4.1

JOINDER TO LOAN DOCUMENTS

This Joinder to Loan Documents (this “Joinder”) is made as of May 28, 2015 by and among:

SALLY HOLDINGS LLC, a Delaware limited liability company, BEAUTY SYSTEMS GROUP LLC, a Delaware limited liability company, and SALLY BEAUTY SUPPLY LLC, a Delaware limited liability company (collectively, the “Domestic Borrowers”);

BEAUTY SYSTEMS GROUP (CANADA), INC., a New Brunswick corporation (the “Canadian Borrower”),

SBH FINANCE B.V., a private limited liability company, incorporated under the laws of the Netherlands (the “Foreign Borrower” and, collectively with the Domestic Borrowers and the Canadian Borrower, the “Existing Borrowers”);

The GUARANTORS party to the Credit Agreement set forth on Schedule I annexed hereto (collectively, the “Existing Guarantors” and, together with the Existing Borrowers, the “Existing Loan Parties”);

SALLY BEAUTY MILITARY SUPPLY LLC, a Delaware limited liability company, and LOXA BEAUTY LLC, an Indiana limited liability company, each having an office at 3001 Colorado Boulevard, Denton, Texas 76210 (collectively, the “New Guarantors,” and each individually, a “New Guarantor”); and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and for the benefit of the other Credit Parties;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

A.                                    Reference is made to a certain Credit Agreement dated as of November 12, 2010 (as modified pursuant to that certain Joinder to Loan Documents dated as of December 20, 2011 and, as amended pursuant to: (A) a First Amendment to Credit Agreement dated June 8, 2012, (B) a Second Amendment to Credit Agreement dated July 26, 2013 and (C) as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others, (i) the Existing Loan Parties, (ii) the Administrative Agent, (iii) the Collateral Agent, and (iv) the Lenders party thereto (the “Lenders”).

B.                                    The Existing Loan Parties have informed the Administrative Agent that they wish to cause each New Guarantor to become a party to, and bound by the terms of, the Credit Agreement and the other Loan Documents, in the same capacity and to the same extent as the Existing Guarantors thereunder.  Each undersigned New Guarantor is executing this Joinder in accordance with the requirements of the Credit Agreement to become a Guarantor thereunder.

C.                                    Each Guarantor, including the New Guarantors, acknowledges that it is an integral part of a consolidated enterprise and that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement, from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the L/C Issuer.  In order for the New Guarantors to become party to the Credit Agreement and certain of the other Loan Documents as provided herein, the New Guarantors and the Existing Loan Parties are required to execute this Joinder.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.                                      Joinder and Assumption of Obligations.  Effective as of the date of this Joinder:

a.                                      Each New Guarantor hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan documents, and hereby:

i.                                          joins in the execution of, and becomes a party to, the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents as a Guarantor and as a Loan Party (and as a “Grantor” as defined therein, as applicable) to which the Existing Guarantors are a party; and

ii.                                       assumes and agrees to perform all applicable duties and Obligations of a Loan Party under the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents to which the Existing Guarantors are a party.

b.                                      Without in any manner limiting the generality of clause (a) above, each New Guarantor hereby:

i.                                          covenants and agrees to be bound by all covenants (other than covenants which specifically relate solely to an earlier date), agreements, liabilities and acknowledgments of a Guarantor under the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents to which the Existing Guarantors are a party, in each case, with the same force and effect as if such New Guarantor were a signatory thereto and was expressly named as a Guarantor and as a Loan Party (or as a “Grantor,” as applicable) therein;

ii.                                       jointly with the other Existing Guarantors and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Guaranteed Obligations (as defined in the Facility Guaranty), including all such Guaranteed Obligations which shall become due but for the operation of any Debtor Relief Law, and agrees that each New Guarantor shall,

2

for all purposes, be deemed to be a “Guarantor,” jointly and severally with all other Guarantors under the Facility Guaranty;

iii.                                    as collateral security for the payment and performance in full of all the Secured Obligations (as defined in the Security Agreement) and all renewals, extensions, restructurings and refinancings thereof, each New Guarantor hereby pledges and grants, to the Collateral Agent for its benefit and for the benefit of the other Credit Parties, a lien on and security interest in and to all of the right, title and interest of such New Guarantor in, to and under the Collateral (as defined in the Security Agreement); and

iv.                                   hereby irrevocably authorizes the Collateral Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) a description of the Collateral consistent with the Security Agreement.

3.                                      Representations and Warranties.  Each New Guarantor hereby makes all representations, warranties, and covenants set forth in the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date).  To the extent that any changes in any representations, warranties, and covenants require any amendments to the Schedules to the Credit Agreement or any of the other Loan Documents, such Schedules are hereby updated, as evidenced by any supplemental Schedules (if any) annexed to this Joinder as Annex A.

4.                                      Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral granted by any Loan Party.

5.                                      Conditions Precedent to Effectiveness.  This Joinder shall not be effective until the following conditions precedent have each been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.                                      This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Administrative Agent.

b.                                      All action on the part of the New Guarantors and the other Loan Parties necessary for the valid execution, delivery and performance by the New Guarantors of this Joinder and all other documentation, instruments, and agreements required to be executed in connection

3

herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

c.                                       Each New Guarantor shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

i.                                          copies of such New Guarantor’s Organization Documents and a certificate of good standing (where applicable, or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction) from such New Guarantor’s jurisdiction of organization.

ii.                                       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each New Guarantor  as the Administrative Agent may require evidencing (A) the authority of each New Guarantor to enter into this Joinder and the other Loan Documents to which such New Guarantor is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Joinder and the other Loan Documents to which such New Guarantor is a party or is to become a party.

iii.                                    the following documents executed by each New Guarantor and the other Loan Parties, as applicable: (A) Information Certificate in the form delivered by the Loan Parties on the Effective Date, and (B) such other documents, agreements and certificates as the Administrative Agent and the Collateral Agent may reasonably require.

d.                                      The Administrative Agent shall have received all documents and instruments required by law or requested by the Administrative Agent or the Collateral Agent to create or perfect the first priority Lien (subject only to Permitted Encumbrances having priority by operation of applicable Law) intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded or other arrangements reasonably satisfactory to the Administrative Agent.

e.                                       The Loan Parties shall have executed and delivered to the Administrative Agent such additional documents, instruments, and agreements related to this Joinder and the transactions contemplated hereunder as the Administrative Agent may reasonably request.

6.                                      Miscellaneous.

a.                                      This Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

4

b.                                      This Joinder constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

c.                                       If any provision of this Joinder is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Joinder shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

d.                                      The Loan Parties shall pay all Credit Party Expenses of the Administrative Agent and the Credit Parties, including, without limitation, all such Credit Party Expenses incurred in connection with the preparation, negotiation, execution and delivery of this Joinder in accordance with the terms of the Credit Agreement.

e.                                       THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

5

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW GUARANTORS

SALLY BEAUTY MILITARY SUPPLY LLC

By:	/s/ Mark J. Flaherty
	Name:	Mark J. Flaherty
	Title:	SVP & CFO

LOXA BEAUTY LLC

By:	/s/ Mark J. Flaherty
	Name:	Mark J. Flaherty
	Title:	SVP & CFO

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Matthew Potter
	Name:	Matthew Potter
	Title:	Vice President

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Matthew Potter
	Name:	Matthew Potter
	Title:	Vice President

Signature Page to Joinder to Loan Documents

Acknowledged and Agreed:

SALLY HOLDING LLC
BEAUTY SYSTEMS GROUP LLC
SALLY BEAUTY SUPPLY LLC,
as Domestic Borrowers

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	SVP & CFO

BEAUTY SYSTEMS GROUP (CANADA), INC., as Canadian Borrower

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	SVP & CFO

SBH FINANCE B.V., as Foreign Borrower

SGG Management (Netherlands) B.V.
Jointly represented by:

By:	/s/ Dedde Zeelenberg
Name:	Dedde Zeelenberg
Title:	Director A

By:	/s/ Elsina T. Kromhaut
Name:	Elsina T. Kromhaut
Title:	Director A

By:	/s/ Mark Faulkner
Name:	Mark Faulkner
Title:	Director B

Signature Page to Joinder to Loan Documents

AERIAL COMPANY, INC.

ARCADIA BEAUTY LABS LLC

ARMSTRONG MCCALL HOLDINGS, INC.

ARMSTRONG MCCALL MANAGEMENT, L.C.

ARMSTRONG MCCALL HOLDINGS, L.L.C.

ARMSTRONG MCCALL, L.P.

BEAUTY HOLDING LLC

DIORAMA SERVICES COMPANY, LLC

INNOVATIONS — SUCCESSFUL SALON SERVICES

LOXA BEAUTY LLC

NEKA SALON SUPPLY, INC.

PROCARE LABORATORIES, INC.

SALLY BEAUTY HOLDINGS, INC.

SALLY BEAUTY INTERNATIONAL FINANCE LLC

SALLY CAPITAL INC.

SALLY BEAUTY MILITARY SUPPLY LLC

SALLY INVESTMENT HOLDINGS LLC,

as Existing Guarantors

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	SVP & CFO

SALON SUCCESS INTERNATIONAL, LLC,

as Existing Guarantor

By:	/s/ Christian A. Brickman
Name:	Christian A. Brickman
Title:	Manager

Signature Page to Joinder to Loan Documents

SALLY BEAUTY HOLDINGS, INC.

SALLY CAPITAL INC.

as Existing Guarantors

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	SVP & CFO

Signature Page to Joinder to Loan Documents

SCHEDULE I

Existing Guarantors

Name of Loan Party	Type of Loan Party
Aerial Company, Inc.	Guarantor
Arcadia Beauty Labs LLC	Guarantor
Armstrong McCall Holdings, Inc.	Guarantor
Armstrong McCall Management, L.C.	Guarantor
Armstrong McCall Holdings, L.L.C.	Guarantor
Armstrong McCall, L.P.	Guarantor
Beauty Holding LLC	Guarantor
Beauty Systems Group (Canada), Inc.	Foreign Guarantor Canadian Guarantor
Diorama Services Company, LLC	Guarantor
Innovations — Successful Salon Services	Guarantor
Neka Salon Supply, Inc.	Guarantor
Procare Laboratories, Inc.	Guarantor
Sally Beauty Holdings, Inc.	Guarantor
Sally Beauty International Finance LLC	Guarantor
Sally Capital Inc.	Guarantor
Sally Investment Holdings LLC	Guarantor
Salon Success International, LLC	Guarantor
SBH Finance B.V.	Canadian Guarantor